Exhibit 3.6

CONSENT OF SOLE DIRECTOR

IN LIEU OF ANNUAL ORGANIZATION MEETING

OF THE BOARD OF DIRECTORS

OF

INTELLIGENT ELECTRONICS, INC.

PURSUANT TO SECTION 1727 OF THE

PENNSYLVANIA GENERAL CORPORATION LAW OF 1988

The undersigned, being the sole Director of INTELLIGENT ELECTRONICS, INC., a Pennsylvania corporation, (the “Company”) does hereby consent to the adoption of the following resolutions on behalf of the Company:

RESOLVED: That in accordance with the Agreement and Plan of Merger dated as of March 4, 1998, which became effective on May 20, 1998, the number of directors comprising the Board of Directors of the Company was reduced to one (1).

RESOLVED: That Section 3.1 of the By-Laws of the Company be and hereby is amended to read in its entirety as follows:

“Section 3.1 The number of directors shall be not less than one nor more than ten. The number of directors shall be determined from time to time by a resolution of the shareholders or the board of directors. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.”

RESOLVED: That in accordance with Section 3.1 of the amended By-Laws of the Company, the number of directors be and hereby is set at one.

RESOLVED: That the following persons be and hereby are elected to the offices of the Company set forth opposite their respective names to hold office in accordance with the By-Laws:

Name	Office
James Joyce Robert Hope Martin S. Wagner Mark Sheivachman	Chairman and President Treasurer Secretary Assistant Secretary

Dated as of July 1, 2003

/S/ THOMAS J. DOLAN

Thomas Dolan

INTELLIGENT ELECTRONICS, INC.

RIDER TO BY-LAWS

November 29, 1994

Section 3.1 of the By-laws of the Corporation, as heretofore amended and restated, is hereby amended and restated in its entirety to read as follows:

“3.1 Number and Tenure and Classification. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the Board of Directors. The directors shall be classified, with respect to the duration of the term for which they severally hold office, into three classes as nearly equal in number as possible. The Board of Directors shall increase or decrease the number of directors in one or more classes as may be appropriate whenever it increases or decreases the number of directors pursuant to this Section 3.1, in order to ensure that the three classes shall be as nearly equal in number as possible. At each annual meeting of shareholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election;

The number of Directors of the Corporation be and it is hereby increased from twelve to thirteen members; and

That the additional member of the Board created by the foregoing resolution shall be allocated to the class of directors that will serve in such capacity until the 1995 Annual Meeting of Shareholders or until their successors are duly elected and qualified.”

INTELLIGENT ELECTRONICS, INC.

RIDER TO BY-LAWS

February 26, 1994

Section 3.1 of the By-laws of the Corporation, as heretofore amended and restated, is hereby amended and restated in its entirety to read as follows:

“3.1 Number and Tenure and Classification. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the Board of Directors. The directors shall be classified, with respect to the duration of the term for which they severally hold office, into three classes as nearly equal in number as possible. The Board of Directors shall increase or decrease the number of directors in one or more classes as may be appropriate whenever it increases or decreases the number of directors pursuant to this Section 3.1, in order to ensure that the three classes shall be as nearly equal in number as possible. At each annual meeting of shareholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election;

The number of Directors of the Corporation be and it is hereby increased to twelve; and

That as of the date of the 1994 Annual Meeting of Shareholders, the Board of Directors shall consist of three classes of directors, one class of four directors that will serve in such capacity until the 1995 Annual Meeting of Shareholders or until their successors are duly elected and qualified, a second class of four directors that will serve in such capacity until 1996 Annual Meeting of Shareholders or until their successors are duly elected and qualified and a third class of four directors that will serve in such capacity until the 1997 Annual Meeting of Shareholders or until their successors are duly elected and qualified.”

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INTELLIGENT ELECTRONICS, INC.

RIDER TO BY-LAWS

July 4, 1990

Article VII of the By-Laws of the Corporation be and it is hereby amended by adding thereto sections 8.4, 8.5 and 8.6, as follows:

8.4 Standard of Care of Directors and Officers. Subsections (d) through (f) of Section 511 (related to standard of care and justifiable reliance) of Title 15 of the Pennsylvania Consolidated Statutes, as existing on the date of the adoption of this Section 8.4 or as may be thereafter amended, and subsections (e) through (g) of Section 1721 (related to directors and officers) of Title 15 of the Pennsylvania Consolidated Statutes, as existing on the date of the adoption of this Section 8.4 or as may be thereafter amended, shall not be applicable to the Corporation.

8.5 Control-share Acquisitions. Subchapter G “Control- share Acquisitions” of Title 15 of the Pennsylvania Consolidated Statutes, as existing on the date of adoption of this Section 8.5 or as may be thereafter amended, shall not be applicable to the Corporation.

8.6 Disgorgement by Certain Controlling Shareholders. Subchapter H—“Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control” of Title 15 of the Pennsylvania Consolidated Statutes, as existing on the date of adoption of this Section 8.6 or as may be thereafter amended, shall not be applicable to the Corporation.

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INTELLIGENT ELECTRONICS, INC.

RIDER TO BY-LAWS

December 21, 1989

Section 3.1 of the By-laws of the Corporation, as heretofore amended and restated, is hereby amended and restated in its entirety to read as follows:

“3.1 Number, Tenure and Classification. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The authorized number of directors shall in no case be fewer than three nor more than eleven. The exact number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the Board. The directors shall be classified, with respect to the duration of the term for which they severally hold office, into three classes as nearly equal in number as possible. Such classes shall originally consist of one class of two directors who shall be elected at the annual meeting of shareholders to be held in 1990 for a term expiring at the annual meeting of shareholders to be held in 1991; a second class of two directors who shall be elected at the annual meeting of shareholders to be held in 1990 for a term expiring at the annual meeting of shareholders to be held in 1992; and a third class of two directors who shall be elected at the annual meeting of shareholders to be held in 1990 for a term expiring at the annual meeting of shareholders to be held in 1993. The Board of Directors shall increase or decrease the number of directors in one or more classes as may be appropriate whenever it increases of decreases the number of directors pursuant to this Section 3.1, in order to ensure that the three classes shall be as nearly equal in number as possible. At each annual meeting of shareholders beginning in 1991, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

Section 3.10 of the By-laws of the Corporation is hereby amended and restated in its entirety to read as follows:

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3.10 Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, shall be filled by a majority of the remaining members of the Board of Directors though less than a quorum, and each person so elected shall hold office for a term expiring (i) at the annual meeting of the shareholders at which the term of the class to which he has been elected expires, and until such director’s successor shall have been duly elected and qualified or until his earlier death, resignation or removal or (ii) in the event such person has been elected prior to the annual meeting of shareholders to be held in 1990 and until such director’s successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

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INTELLIGENT ELECTRONICS, INC.

RIDER TO BY-LAWS

July 2, 1987

The By-Laws are amended as follows:

I.	Amend Section 2.2 to read in its entirety as follows:

“2.2 Special Meetings. Special meetings of the shareholders may be called at any time by the President, or by the Board of Directors, or by the shareholders entitled to cast at least one-tenth (1/10) of the votes which all shareholders are entitled to cast at the particular meeting. Upon written request of any person or persons who have duly called a special meeting, the Secretary shall fix the date of the meeting to be held not more than sixty (60) days after receipt of the request and give due notice thereof to the shareholders entitled to vote thereat. If the Secretary shall neglect or refuse to fix such date or give such notice, the person or persons calling the meeting may do so.”

II.	Amend Section 5.1(a) to read in its entirety as follows:

“5.1 Indemnification:

(a) The Corporation shall indemnify and hold harmless to the fullest extent permitted under the Pennsylvania Business Corporation Law, the Directors’ Liability Act (the “DLA”) and other applicable law, as such laws existed on the date this Section 5.1 was adopted by the Board of Directors (“Pennsylvania Law”), any person who was or is a party or was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation (collectively for

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purposes of this Section 5.1 and Section 5.2 hereof, “Proceeding”), by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, or if a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity, and may indemnify and hold harmless to the fullest extent permitted under Pennsylvania Law any person who was or is a party or was or is threatened to be made a party to such a Proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or, if an employee or agent of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, liability and loss (including, without limitation, attorneys’ fees and disbursements, punitive and other damages, judgments, fines, penalties, excise taxes assessed with respect to an employee benefit plan, amounts paid or to be paid in settlement and costs and expenses of any nature) incurred by him in connection with such Proceeding and any appeal therefrom; provided, that such indemnification shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a Court (as defined in subsection (j) below) in a final, binding adjudication to have constituted willful misconduct or recklessness.”

III.	Amend Section 5.1(e) to read in its entirety as follows:

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“(e) The indemnification provided by this Section 5.1 may be granted whether or not the Corporation would have the power to indemnify such person under any provision of Pennsylvania Law other than the DLA.”

IV.	Amend Section 5.2(a) to read in its entirety as follows:

“Section 5.2 Limitation on Directors’ Personal Liability:

(a) To the fullest extent permitted under the DLA, as it existed on the date this Section 5.2 was adopted, a director of this Corporation shall not be personally liable for monetary damages as a result of any action or failure to act unless both: (1) the director has breached or failed to perform the duties of his office under Section 8363 of the DLA; and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.”

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INTELLIGENT ELECTRONICS, INC.

RIDER TO BY-LAWS

MAY 13, 1987

The By-Laws are amended as follows:

I.	Amend Section 3.1 to read in its entirety:

“31. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The authorized number of directors shall in no case be fewer than three nor more than eleven. The exact number of directors shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the Board.”

II.	Delete Article V and add a new Article V which reads in its entirety:

ARTICLE V

5.1	Indemnification:

“(a) The Corporation shall indemnify and hold harmless to the fullest extent permitted under the Pennsylvania Business Corporation Law, the Directors’ Liability Act (the “DLA”) and other applicable law, as such laws existed on the date this Section 5.1 was adopted by the Board of Directors or, except as provided in Section 5.1(f) hereof, as such laws may thereafter be amended (“Pennsylvania Law”), any person who was or is a party or was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation (collectively, for purposes of this Section 5.1 and Section 5.2 hereof, “Proceeding”), by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, or if a director or officer of the Corporation, is or was serving or has agreed to serve at the

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request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in any such capacity, and may indemnify and hold harmless to the fullest extent permitted under Pennsylvania Law any person who was or is a party or was or is threatened to be made a party to such a Proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or, if an employee or agent of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, liability and loss (including, without limitation, attorneys’ fees and disbursements, punitive and other damages, judgments, fines, penalties, excise taxes assessed with respect to an employee benefit plan, amounts paid or to be paid in settlement and costs and expenses of any nature) incurred by him in connection with such Proceeding and any appeal therefrom; provided, that such indemnification shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a Court (as defined in subsection (j) below) in a final, binding adjudication to have constituted willful misconduct or recklessness.

(b) The Corporation may indemnify and hold harmless to the fullest extent permitted under Pennsylvania Law any person who was or is a party or was or is threatened to be made a party to any Proceeding, by reason of any of his actions in a non-official capacity while serving as a director, officer, employee or agent of the Corporation, against expenses, liability and loss (including, without limitation, attorneys’ fees and disbursements, punitive and other damages, judgments, fines, penalties, excise taxes assessed with respect to an employee benefit plan, amounts paid or to be paid in settlement and costs and expenses of any nature) incurred by him in connection with such Proceeding and any appeal therefrom; provided, that such indemnification shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court in a final, binding adjudication to have constituted willful misconduct or recklessness.

(c) The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of guilty or nolo contendere, or its equivalent, shall not, of itself, create a presumption that the person’s conduct constituted willful misconduct or recklessness.

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(d) Expenses incurred by a director or officer in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of the Proceeding, provided that, if Pennsylvania Law requires, the payment of such expenses shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as mandated in this Section 5.1 or otherwise. Expenses incurred by other employees and agents may be so paid to the extent provided by the Board of Directors, upon receipt of the foregoing undertaking by or on behalf of the employee or agent.

(e) The indemnification provided by this Section 5.1 shall be in addition to and not exclusive of any other rights to which those seeking indemnification may be entitled under Pennsylvania Law, or under any By-law, agreement executed by the Corporation, insurance policy, fund of any nature established by the Corporation, vote of shareholders or disinterested directors or otherwise. The indemnification so provided by this Section 5.1, or otherwise, may be granted whether or not the Corporation would have the power to indemnify such person under any provision of Pennsylvania Law other than the DLA.

(f) The indemnification provisions of this Section 5.1 shall constitute a contract between the Corporation and each of its directors, officers, employees and agents who are or may be entitled to indemnification hereunder and who serve in any such capacity at any time while such provisions are in effect. Any repeal or modification of the indemnification provisions of this Section 5.1 shall not limit any such person’s rights to indemnification (including the advancement of expenses) then existing or arising out of events, acts or omissions occurring prior to such repeal or modification, including, without limitation, the right to indemnification with respect to Proceedings commenced after such repeal or modification based in whole or in part upon any such event, act or omission.

(g) The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise may secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Section 5.1 or otherwise.

(h) The Corporation may purchase and maintain insurance to insure its indemnification obligations on behalf of any person who is or was or has agreed to become a director, officer, employee or

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agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section 5.1 or under any provisions of Pennsylvania Law other than the DLA.

(i) The indemnification provided by this Section 5.1 shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(j) If Section 5.1 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer, and may indemnify each employee or agent of the Corporation, as to expenses, liability and loss (including, without limitation, attorneys’ fees and disbursements, punitive and other damages, judgments, fines, penalties, excise taxes assessed with respect to an employee benefit plan, amounts paid or to be paid in settlement and costs and expenses of any nature) incurred by him in connection with any Proceeding, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Section 5.1 that shall not have been invalidated and to the fullest extent permitted by applicable law.

(k) Notwithstanding the date of adoption of this Section 5.1, the provisions of this 5.1 shall apply to actions or inactions which occurred, or Proceedings filed, instituted or commenced, on or after January 27, 1987.

Section 5.2 Limitation on Directors’ Personal Liability:

(a) To the fullest extent permitted under the DLA, as it existed on the date this Section 5.2 was adopted or, except as provided in subsection 5.2(e), as such law may thereafter be amended, a director of this Corporation shall not be personally liable for monetary damages as a result of any action or failure to act unless both: (1) the director has breached or failed to perform the duties of his office under Section 8363 of the DLA; and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

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(b) The provisions of this Section 5.2 shall not apply to: (1) the responsibility or liability of a director pursuant to any criminal statute; or (2) the liability of a director for the payment of taxes pursuant to local, state or federal law.

(c) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of guilty or nolo contendere, or its equivalent, shall not, of itself, create a presumption that the director breached or failed to perform the duties of his office under Section 8363 of the DLA and that the breach or failure to perform constituted self-dealing, willful misconduct or recklessness.

(d) Notwithstanding the date of adoption of this Section 5.2, the provisions of Section 5.2 shall apply to any actions filed or breaches of performance of duty or any failure of performance of duty by any director on or after January 27, 1987.

(e) No amendment to or repeal of this Section 5.2 or the relevant provisions of the DLA shall reduce the limitation on directors’ personal liability for or with respect to any events, acts or omissions of such director occurring prior to such amendment or repeal, including, without limitation, the limitation on personal liability with respect to any Proceedings commenced after such repeal or modification based in whole or in part upon any such event, act or omission.

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INTELLIGENT ELECTRONICS, INC.

BY-LAWS

ARTICLE I. Offices.

1.1 Principal Office. The principal office of the Corporation shall be located at 333 Gordon Drive, Lionville, Pennsylvania 19353. The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint or as the business of the Corporation may require.

1.2 Registered Office. The registered office of the Corporation in the Commonwealth of Pennsylvania need not be identical with the said principal office, but may be changed from time to time as the Board of Directors may determine.

ARTICLE II. Shareholders.

2.1 Annual Meeting. The annual meeting of the shareholders shall be held at such date and at such time within any particular calendar year as the Board of Directors may determine. If the day fixed for the annual meeting shall be a legal holiday in the Commonwealth of Pennsylvania, such meeting shall be held on the next succeeding business day. If the annual meeting has not been held during a calendar year, any shareholder may call such meeting by following the procedure set forth in Section 2.2 hereof.

At the annual meeting, the shareholders shall elect Directors for the ensuing year and may transact such other business as may properly come before the meeting.

2.2 Special Meetings. Special meetings of the shareholders may be called at any time by the President, or by the Board of Directors, or by the shareholders entitled to cast at least one- fifth (1/5) of the votes which all shareholders are entitled to cast at the particular meeting. Upon written request of any person or persons who have duly called a special meeting, the Secretary shall fix the date of the meeting to be held not more than sixty (60) days after receipt of the request and give due notice thereof to the shareholders entitled to vote thereat. If the Secretary shall neglect or refuse to fix such date or give such notice, the person or persons calling the meeting may do so.

2.3 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Pennsylvania, as the place of meeting for any annual or special meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be at the principal office of the Corporation in the State of Pennsylvania.

2.4 Notice of Meeting. Written notice shall, unless otherwise provided by statute, be given to stockholders entitled to vote at the meeting who are stockholders as of the record date as provided in Section 2.6 hereof, not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to the address of the stockholder appearing on the books of the Corporation, or supplied by the stockholder to the Corporation for the purpose of notice. Such notice shall state the place, date and hour of the meeting. When required by these By-Laws or by statute, such notice shall also state the general nature of the business to be transacted.

2.5 Sufficiency of Notice. Any notice required hereunder shall be deemed to have been given to the person entitled thereto (a) if sent by mail, when deposited in the United States mail, postage prepaid, or (b) when lodged with a telegraph office for transmission with charges prepaid, or (c) when delivered personally.

Whenever notice is required to be given, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before or after the time stated, shall be deemed equivalent to the giving of such notice. Attendance of a person at any meeting, either in person or by proxy, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express and stated purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

2.6 Record Date. The Board of Directors may fix in advance a date as the record date for the determination of stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or distribution, or in order to make a determination of stockholders for any other proper purpose, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days, prior to the date for which such determination of stockholders is necessary or proper. If no record date is fixed for the determination of stockholders entitled to receive notice of, or to vote at, a meeting of stockholders, or stockholders entitled to receive payment of a dividend or such other entitlement, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend or other entitlement is adopted, as the case may be, shall be the record date for such determination of stockholders.

2.7 Voting List. The officer or agent having charge of the transfer book for shares of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address and the number of shares held by each. The list shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours, and shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any stockholder during the whole time of the meeting. The stock ledger shall be used to determine who are the stockholders entitled to examine such list or stock ledger or to vote, in person, or by proxy, at any meeting of the stockholders.

2.8 Quorum. Except as otherwise required by law, the presence of stockholders, in person or by proxy, entitled to cast at least a majority of the votes which all Common Stockholders (plus such other stockholders who may from time to time be entitled to vote with the holders of Common Shares) are entitled to cast shall constitute a quorum. With respect to the consideration of any particular matter as to which the stockholders of any class or series shall be entitled to cast a vote separate from the vote of the Common Stockholders, the presence of stockholders, in person or by proxy, entitled to cast at least a majority of the votes which all such class or series of stockholders are entitled to cast on such particular matter shall constitute a quorum of such class or series of stockholders for the purpose of considering such matters. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine. When a meeting called for the election of Directors has been once adjourned because a quorum had not attended, those stockholders entitled to vote in the election of Directors who attend the second of such adjourned meetings, although less than a quorum as fixed in these By-Laws or in the Articles of Incorporation or by statute, shall nevertheless constitute a quorum for the purpose of electing Directors.

2.9 Acts of Stockholders. Unless a greater or different vote shall be required as to a particular matter by the Articles of Incorporation or by these By-Laws or by applicable statute, an act authorized by the vote of the holders of a majority of those Common Shares (plus the holders of such other shares which may from time to time be entitled to vote with the holders of Common Shares) present in person or by proxy at a duly organized meeting shall be the act of the stockholders.

2.10 Adjournment. Adjournment or adjournments at any annual or special meeting may be taken as may be directed by a majority of votes cast by the stockholders present in person, or by proxy entitled to cast the votes which the Common Stockholders (plus such other stockholders who shall at the time be entitled to vote with the holders of Common Shares on the matters to be considered at the meeting) may cast. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which such adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.11 Proxies. At all meetings of stockholders, a stockholder entitled to vote on a particular matter may vote in person or may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the stockholder, or by his duly authorized attorney in fact. Such proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of the proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. The Secretary may treat any proxy delivered to him as valid, unless before the vote is counted or the authority is exercised, written notice of any invalidity, together with such supporting information as shall enable a judgment to be rendered, is given to the Secretary.

2.12 Voting Rights. Unless otherwise provided in the Articles of Incorporation or in a duly filed statement establishing the rights of classes or series, only the holders of Common Stock shall be entitled to vote at a meeting of the stockholders, and every stockholder having the right to vote shall be entitled to one vote for every share of Common Stock standing in his name on the books of the Corporation.

2.13 Nomination of Directors. Nominations for election to the office of Director at an annual or special meeting of stockholders shall be made by the Board of Directors, or by the Executive Committee, or by petition in writing delivered to the Secretary of the Corporation not fewer than thirty-five (35) days prior to such stockholders’ meeting, signed by the holders of at least one percent (1%) of the stockholders’ shares entitled to be voted in the election of Directors. Unless nominations shall have been made as aforesaid, they shall not be considered at such stockholders’ meeting unless the number of persons nominated as aforesaid shall be fewer than the number of persons to be elected to the office of Director at such meeting, in which events nominations may be made at the stockholders’ meeting by any person entitled to vote in the election of Directors.

2.14 Election by Ballot. The election of Directors shall be by ballot upon demand before the voting begins by a stockholder entitled to vote at such election. Unless so demanded, voting need not be by ballot.

2.15 Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint Inspectors of Election, who need not be stockholders, to act at such meeting or any adjournment thereof. The number of Inspectors shall be one or three. The Inspectors of Election shall determine the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum, the authenticity, validity and effect of proxies; hear and determine all challenges and questions arising in connection with the right to vote; receive, count and tabulate all votes or ballots, and determine the result; and do such other acts as may be necessary and proper to conduct the election or vote with fairness to all stockholders. On request of the Chairman of the Meeting, or of any stockholder or his proxy, the Inspectors shall make a report in writing of any challenge of question or matter determined by them, and execute a certificate of any fact found by them. If there be three Inspectors of Election, the decision, act or certificate of a majority shall be effective in all respects as the decision and/or certificate of all. Any report or certificate made by the Inspectors of Election shall be prima facie evidence of the facts stated therein.

2.16 Consent of Shareholders in Lieu of Meeting. Any action which may be taken at any annual or special meeting of the stockholders or of a class of stockholders may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.

ARTICLE III. Board of Directors.

3.1 Number, Tenure and Qualifications. The business and affairs of the Corporation shall be managed by its Board of Directors, such Board being constituted of such number of directors as may be determined from time to time by the stockholders and who shall be natural persons of full age and who need not be stockholders in the Corporation.

3.2 Powers and Authorization. In addition to the powers and authority by these By-Laws expressly conferred, the Board of Directors may exercise all the powers of the Corporation and do all lawful acts not by statute or by the Articles or by these By-Laws directed or required to be exercised or done only by the stockholders. The Board shall have the power to delegate any of the powers exercised or exercisable by the Board to any standing or special committee, or to any Officer or Agent, or to appoint any person to be the Agent of the Corporation, with such powers, including the power to subdelegate, and upon such terms as the Board shall deem appropriate.

3.3 Meetings. Meetings of the Board of Directors shall be held at such times and places, either within or without the State of Pennsylvania, as may be fixed by resolution of the Board, or by the President.

3.4 Notice. Notice of a meeting of Directors or of any Committee of the Board of Directors shall be delivered at least one day prior to such meeting by oral, telegraphic or written notice. If mailed, such notice shall be deemed to be delivered on the second day following the day deposited in the United States mail, addressed to the Director at his business address, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered on the day the telegram is delivered prepaid to the telegraph company, addressed to the Director at his business office. Notice of a meeting need only state the place, day and hour of the said meeting.

A Director may waive notice of any meeting in a writing signed either before or after the time stated. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

3.5 Quorum. A majority of the Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Directors shall be deemed present at a meeting of the Board of Directors if by means of conference telephone or similar communications equipment all persons participating in the meeting can hear each other.

The act of the majority of the Directors voting at a meeting at which a quorum is present shall be the act of the Board of Directors.

3.6 Unanimous Consent. Any action which may be taken at the meeting of the Directors, or by action of the members of the Executive Committee or by the members of any other Committee appointed by the Board, may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the Directors or the members of the Committee, as the case may be, and filed with the Secretary of the Corporation.

3.7 Compensation. Directors as such need not receive any compensation for their services. By resolution of the Board, a stated salary may be fixed for the Directors, or a fixed sum for, and expenses of, attendance may be allowed for attendance at each regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any Director from serving the Corporation as a member of a Committee or an officer or in any other capacity and receiving compensation therefor.

3.8 Committees of the Board. The Board may, by resolution adopted by a majority of the whole Board, delegate two or more of its number to constitute an Executive Committee, which, unless otherwise provided in such resolution, shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation. The Board may by resolution adopted by a majority of the whole Board delegate two or more of its members to act as a committee to exercise all power and authority which the Board might exercise in matters as to which the Committee is authorized to act.

The presence in person or as hereafter provided of one- half (1/2) of the members of the Executive Committee or any other Committee shall constitute a quorum for the transaction of business at any meeting of such Committee, and the act of a majority of those members of such Committee voting at a meeting at which a quorum is present shall be the act of the Committee. Members of the Executive Committee or any other Committee shall be deemed as being present at a meeting of such Committee if by means of conference telephone or similar communications equipment all persons participating in the meeting can hear each other. In the absence or disqualification of any member of such Committee or Committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

3.9 Removal of Directors. Any individual Director may be removed from office without assigning any cause by the vote of stockholders entitled to cast at least a majority of the votes which all stockholders would be entitled to cast at any annual election of Directors, but such removal shall not occur if the votes of a sufficient number of shares are cast against the resolution for his removal which, if cumulatively voted at an annual meeting of stockholders, would be sufficient to elect one or more Directors.

The entire Board of Directors may be removed from office without assigning any cause by the vote of stockholders entitled to cast at least a majority of the votes stockholders would be entitled to cast at any annual election of Directors.

The Board of Directors may declare vacant the office of a Director if he be declared of unsound mind by an Order of Court,

or convicted of a felony or other crime, or for any other proper cause.

3.10 Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, shall be filled by a majority vote of the remaining members of the Board though less than a quorum. A Director elected to fill a vacancy shall be a Director until a successor is elected by the stockholders, who may make such election at the next annual meeting of the stockholders or any special meeting duly called for that purpose and held prior thereto.

ARTICLE IV. Officers.

4.1 Executive Officers. The Executive Officers of the Corporation shall be chosen by the Directors and shall be a President, Secretary, and Treasurer. The Board of Directors may also choose a Chairman of the Board, one or more Vice Presidents and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board.

4.2 Qualifications. Any number of offices may be held by the same person. The President and Secretary shall be natural persons of full age. The Treasurer, if a natural person, shall be of full age. It shall not be necessary for the officers to be Directors.

4.3 Salaries. The salaries of the President, any Chairman of the Board and Vice President, the Secretary and the Treasurer of the Corporation shall be fixed by the Board of Directors.

4.4 Term of Office; Removal. The officers of the Corporation shall hold office for one year and until their successors are chosen and qualify.

        Notwithstanding the foregoing, every officer and agent may be removed at any time by the Board of Directors, without assigning any cause therefor.

4.5 Duties of the President. The President shall be the Chief Executive Officer of the Corporation; he shall preside at all meetings of the stockholders; if there is no Chairman of the Board, or in his absence, the President shall preside at all meetings of the Board of Directors; he shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the Directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the Corporation. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation. He shall be ex-officio a member of all Committees, and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall have the power to appoint and discharge, subject to the approval of the Directors, employees and agents of the Corporation and fix their compensation, make and sign contracts and agreements in the name and behalf of the Corporation and while the Directors and Executive Committee are not in session, he shall have general management and control of the business and affairs of the Corporation; he shall see that the books, reports, statements and certificates required by the statute under which the Corporation is organized or any other laws applicable thereto are properly kept, made, and filed according to law; he shall generally do and perform all acts incident to the office of President of a corporation, or which are authorized or required by law.

4.6 Duties of Secretary. The Secretary shall attend all sessions of the Board and all meetings of the Stockholders and act as clerk thereof, and record all the votes of the Corporation and the minutes of all its transactions in a book to be kept for that purpose; and shall perform like duties for all Committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the stockholders and the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, and under whose supervision he shall be. He shall keep in safe custody the corporate seal of the Corporation, and when authorized by the Board or President affix the same to any instrument requiring it.

4.7 Duties of the Treasurer. The Treasurer shall have the custody of all funds, securities, evidences of indebtedness and other valuable documents of the Corporation; he shall receive and give or cause to be given receipts and acquittances for money paid in on account of the Corporation and shall pay out of the funds on hand all just debts of the Corporation of whatever nature upon maturity of the same; he shall enter or cause to be entered in the books of the Corporation to be kept for that purpose full and accurate accounts of all monies received and paid out on account of the Corporation and, whenever required by the President or the Directors, he shall render to the President and Board of Directors, at the regular meetings of the Board, or whenever they may require it, a statement of his cash accounts and an account of all his transactions as Treasurer and of the financial condition of the Corporation; he shall keep or cause to be kept such other books as will show a true record of the expenses, losses, gains, assets and liabilities of the Corporation; he shall, unless otherwise determined by the Directors, have charge of the original stock books, transfer books and stock ledgers and act as transfer agent in respect to the stock securities of the Corporation: and he shall perform all the other duties incident to the office of Treasurer of a corporation. He shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

4.8 Vacancies. If the office of any officer or agent, one or more, becomes vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office at the pleasure of the Board.

ARTICLE V. Indemnifications of Directors and Officers

5.1 Definitions. Certain terms used in this Article V shall be defined as follows or, where so indicated, shall include the following meanings in addition to their normal and their statutory meanings.

(a) “Authorized Representative” shall mean a director or officer, employee or agent of the Corporation, acting solely in such capacity, or a person serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, committee or other enterprise 50% or more of whose voting stock or equitable interest shall be owned by this Corporation.

(b) “Criminal Third Party Proceedings” shall include any Third Party Proceedings involving potential criminal liability.

(c) “Derivative Action” shall mean any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in favor of the Corporation and/or its shareholders.

(d) “Disinterested Directors” shall include directors of the Corporation who are not parties or have no economic or other collateral personal benefit relating to a Third Party Proceeding or Derivative Action.

(e) “Party” shall include any person who is required to give testimony or becomes similarly involved, whether or not named in the action as a party thereto.

(f) “Third Party Proceeding” shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, quasi-administrative or investigative, other than an action by or in the right of the Corporation.

5.2 Directors and Officers — Third Party Proceedings. The Corporation shall indemnify any director and any officer of the Corporation who was or is a party or is threatened to be made a party to any Third Party Proceeding by reason of the fact that he or she was or is an Authorized Representative of the Corporation against his or her expenses and liabilities (including attorneys’ fees), actually and reasonably incurred by him or her in connection with the Third Party Proceeding if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the Corporation and, with respect to any Criminal Third Party Proceeding, had no reasonable cause to believe his or her conduct was unlawful or in violation of applicable rules. The termination of any Third Party Proceeding by judgment, order, settlement, consent, filing of a criminal complaint or information, indictment, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any Criminal Third Party Proceeding, had reasonable cause to believe that his or her conduct was unlawful.

5.3 Directors and Officers — Derivative Actions. The Corporation shall indemnify any director or officer of the Corporation who was or is a party or is threatened to be made a party to any Derivative Action by reason of the fact that the director or officer was or is an Authorized Representative of the Corporation, against his or her expenses (including attorneys’ fees) actually and reasonably incurred by the director or officer in the action if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which he or she shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court of common pleas, or other similarly constituted state court, located in the county where the registered office of the Corporation is located or the court in which such Derivative Action is or was pending, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, he or she is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper.

5.4 Authorized Representatives Not Directors or Officers. An Authorized Representative of the Corporation other than a director or officer of the Corporation may be indemnified by the Corporation or have his or her expenses advanced in accordance with the procedures set forth in paragraphs 5.2, 5.3, 5.5, 5.6 and 5.7 of this Article. To the extent that an Authorized Representative of the Corporation has been successful on the merits or otherwise in defense of any Third Party Proceeding or Derivative Action or in defense of any claim, issue or matter therein, the Authorized Representative shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

5.5 Procedure for Effecting Indemnification. Indemnification under paragraphs 5.2, 5.3 or 5.4 of this Article (unless ordered by a court, in which case the expenses, including attorneys’ fees of the Authorized Representative in enforcing indemnification shall be added to and included in the final judgment against the Corporation) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the Authorized Representative is required or proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs 5.2 or 5.3 of this Article or has been successful on the merits or as otherwise set forth in paragraph 5.4 of this Article and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

(a) By the Board of Directors or a committee thereof, acting by a majority vote of a quorum consisting of Disinterested Directors; or

(b) If a quorum is not obtainable or, even if obtainable, a majority vote of a quorum of Disinterested Directors so directs, by independent legal counsel in a written opinion.

5.6 Independent Legal Counsel. Independent legal counsel may be appointed by the Board of Directors, even if a quorum of Disinterested Directors is not available, or by persons designated by the Board of Directors. Independent legal counsel shall not include any employee of the Corporation or any person who has been or is a member or employee of any firm which has rendered services for a fee to the Corporation during the one year immediately preceding the appointment. If independent legal counsel shall determine in a written opinion that indemnification is proper under this Article, indemnification shall be made without further action of the Board of Directors.

5.7 Advancing Expenses. Expenses incurred in defending a Third Party Proceeding or Derivative Action shall be paid on behalf of a director or officer, and may be paid on behalf of any Authorized Representative, by the Corporation in advance of the final disposition of the action as authorized in the manner provided by paragraph 5.5 of this Article (except that the person(s) making the determination thereunder need not make a determination on whether the applicable standard of conduct has been met unless a judicial determination has been made with respect thereto, or the person seeking indemnification has conceded that he or she has not met such standard) upon receipt of an undertaking by or on behalf of the Authorized Representative to repay the amount to be advanced unless it shall ultimately be determined that the Authorized Representative is entitled to be indemnified by the Corporation as required in this Article or authorized by law. The financial ability of any Authorized Representative to make repayment shall not be a prerequisite to the making of an advance.

5.8 Conditions. The Corporation may impose reasonable restrictions upon any persons seeking indemnification (including advanced expenses) under this Article including, but not limited to, a condition to the effect that, except to the extent differing interests compel another result, persons to be indemnified under this paragraph may be required to share the same counsel and other services.

5.9 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an Authorized Representative against any expenses and liabilities asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such expenses and liabilities under the provisions of this Article.

5.10 Scope of Article. Each person who shall act as an Authorized Representative of the Corporation shall be deemed to be doing so in reliance upon the rights of indemnification provided in this Article.

The indemnification provided by this Article shall not be deemed exclusive of any other right to which a person seeking indemnification may be entitled under any statute, agreement, vote of Disinterested Directors, or otherwise, regardless of whether the event giving rise to indemnification occurred before or after the effectiveness thereof, both as to action taken in the official capacity of such person and as to action in another capacity while holding his or her office or position, and shall continue as to a person who has ceased to be an Authorized Representative of the Corporation and shall inure to the benefit of his or her heirs and personal representatives.

ARTICLE VI. Corporate Records and Statement.

6.1 Records. There shall be kept at the principal office of the Corporation an original or duplicate record of the proceedings of the stockholders and of the Directors, and the original or copy of its By-Laws, including all amendments or alterations thereto to date. An original or duplicate share register shall also be kept at the principal office and at the office of its transfer agent or registrar, giving the names of the stockholders, their respective addresses, and the number and classes of shares held by each. The Corporation shall also keep appropriate, complete and accurate books or records of account, which may be kept at its registered office, or at its principal place of business.

6.2 Annual Statement. The President and Board of Directors shall present at each annual meeting of stockholders such statement of the business and affairs of the Corporation for the preceding year as they shall deem appropriate. No financial or other statement of the Corporation need be sent to stockholders unless the Board of Directors shall so determine. Such statements shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a Certified Public Accountant.

ARTICLE VII. Share Certificates, Transfer of Stock, Etc.

7.1 Issuance. The Board of Directors shall have the power, by Resolution duly adopted, to issue from time to time, in whole or in part, the kinds or classes of shares authorized in the Articles of Incorporation.

        Share certificates shall bear the signature of the President and Secretary and the corporate seal, which may be a facsimile, engraved or printed. Where such certificate is signed by a transfer agent or a registrar, the signature of the President or Secretary upon such certificate may be a facsimile, engraved or printed.

7.2 Transfers of Shares. Transfers of shares shall be made on the books of the Corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer need be made inconsistent with the provisions of the Uniform Commercial Code or other applicable Federal, State or local law.

        No transfer or assignment shall affect the right of the Corporation to pay any dividend due upon the stock, or to treat the registered holder as the holder in fact, until such transfer assignment is registered on the books of the Corporation.

7.3 Absolute Owner. The Corporation shall be entitled to treat the registered holder of any shares as the absolute owner thereof, and, accordingly, shall not be bound to recognize any equitable or other person, whether or not it shall have express or other notice thereof.

7.4 Lost, Destroyed or Mutilated Certificates. In the event that a share certificate shall be lost, destroyed or mutilated, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

ARTICLE VIII. Miscellaneous Provisions.

8.1 Signatures on Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

8.2 Securities of Other Corporations. The President, or the Secretary, shall have full power to vote, appoint proxies, or otherwise perform any act as a shareholder with respect to any shares or other securities of any corporation owned by this Corporation, including the power to sell, convert, exchange, pledge or encumber such securities.

8.3 Fiscal Year. The fiscal year shall be as determined by resolution of the Board of Directors.

ARTICLE IX. Amendments.

9.1 These By-Laws may be altered, amended or repealed by a majority of the members of the Board of Directors, or by the holders of a majority of Common Shares (plus the holders of such other shares as may then be entitled to vote with the holders of Common Shares) present in person or by proxy at any regular or special meeting duly convened.

9.2 Record of Amendments.

Section Amended Manner in Which Amendment Effected Date of Amendment

3.1	Vote of Shareholders	5/13/87
(see attached rider)

Article V	Vote of Shareholders	5/13/87
(see attached rider)

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